UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 5, 2017

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CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On May 5, 2017, Capricor Therapeutics, Inc. (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with certain accredited investors (the “Investors”), pursuant to which the Company became obligated to sell to the Investors, and the Investors became obligated to purchase from the Company, in a private placement (the “Private Placement”), an aggregate of 1,196,291 shares (the “Shares”) of the common stock of the Company, par value $0.001 per share (the “Common Stock”), at a price per Share of $3.10 for an aggregate purchase price of approximately $3.7 million (the “Purchase Price”).

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company is obligated (i) to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) to register for resale the Shares, and (ii) to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable, in each case subject to certain deadlines. The Company will be required to pay to each Investor liquidated damages equal to 1.0% of the aggregate purchase price paid by such Investor pursuant to the Subscription Agreements for the Shares per month (up to a cap of 10.0%) if it does not meet certain obligations with respect to the registration of the Shares, subject to certain conditions.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety. The Shares were offered and will be sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and the corresponding provisions of state securities or “blue sky” laws. Each Investor represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Shares have not been registered under the Securities Act and such Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01. Other Events.

On May 8, 2017, the Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K regarding the Private Placement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Capricor Therapeutics, Inc. on May 8, 2017, announcing the Private Placement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: May 8, 2017	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer

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